Exhibit 10.3

DOMINOVAS ENERGY CORPORATION

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Adopted 07-03-2015

Role and Purpose

The purpose of the Nominating and Corporate Governance Committee of the board of directors of Dominovas Energy Corporation (the "Company") is to assist the board of directors by:

1.
Identifying individuals qualified to become members of the board of directors and recommending that the board of directors select the Director Nominees for the next annual meeting of the stockholders of the Company by;

2.	Developing and recommending to the board of directors a set of corporate governance principles applicable to the Company.

Composition

The Nominating and Corporate Governance Committee shall consist of at least three directors, each of whom shall satisfy any applicable independence requirements of the Securities and Exchange Commission. Members of the Nominating and Corporate Governance Committee shall be elected annually by the full board and shall hold office until the earlier of:

1.	The election of their respective successors;

2.	The end of their service as a director of the Company (whether through resignation, removal, expiration of term, or death); or,

3.	Their resignation from the Committee.

The chairperson of the Committee may be selected by the board of directors; or, if it does not do so, the Committee members may elect a chairperson by vote of a majority of the full Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Duties and Responsibilities

The Nominating and Corporate Governance Committee's duties and responsibilities shall be to:

1.	Develop and recommend to the board of directors a set of corporate governance principles applicable to the Company.

2.
Review and report on possible candidates for membership on the board of directors consistent with the board’s criteria for selecting new directors as expressed in the corporate governance principles or otherwise.

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Approved by the Board of Directors July 2015

3.	Annually recommend a slate of nominees to the board of directors with respect to nominations for the board at the annual meeting of stockholders.

4.	Establish the compensation each member of the board of directors will receive for such member's service to the company as a director.

5.	Make recommendations to the board of directors on:

a)	Committee member qualifications

b)	Committee member appointments and removals

c)	Committee structure and operations (including authority to delegate to subcommittees)

d)	Committee reporting to the board

6.	Provide oversight of the evaluation of the board (including each member, thereof) and management.

7.	Provide oversight of any advisory council or similar committee or group appointed by the board or a committee, thereof.

8.	Report to the board of directors, by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so.

9.	Review this charter and the corporate governance principles annually for possible revision.

Resources

The Committee shall have the authority to obtain advice and seek assistance from outside legal, accounting or other advisors, including search firms, as it determines necessary to carry out its duties. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates and to retain and terminate any compensation consultant used to assist establishing director compensation, including sole authority to approve such each search firm’s fees and other retention terms.

Interpretations and Determinations

The Committee shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms, hereof.

Evaluation

The Committee shall conduct an annual performance evaluation of this Committee.

Disclosure

This charter shall be made available on the Company’s website.

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Approved by the Board of Directors July 2015